Exhibit 10.27

Shanxi Jinqiang Wine Co., Ltd.

Dealer Agreement

Distributor: Shanghai Baiwang Trading Co., Ltd.

Signing date: May 18, 2023

Agreement number:

Agreement Signing Place: Xinghuacun, Fenyang City, Shanxi Province

Dealer Agreement

Supplier: Shanxi Jinqiang Wine Co., Ltd. (hereinafter referred to as Party A)

Purchaser: Shanghai Baiwang Trading Co., Ltd. (hereinafter referred to as Party B)

1. General

According to the relevant laws and regulations, in order to maintain the normal market order and ensure the economic benefits of both parties, after friendly negotiation by both parties, based on the principle of mutual benefit, the following agreement has been reached on the sales of party A’s series of products.

2. Products and distribution area

1. Products: A series of alcoholic products operated by Jinqiang Wine Co., Ltd.

2. Distribution area/channel

Party A authorizes Party B to distribute in the whole country.

3. Annual sales tasks

Party B ensures that the annual marketing target is RMB 6.8 million dollars.

4. Qualification of Party B

1. Party B must have good financial strength;

2. Recognize the brand and value of Party A, and have a sincere desire for cooperation;

3. Have experience in sales and agency of first- and second-tier liquor brands and have good sales performance and reputation;

4. It has self-operated channels such as hotels, supermarkets, retail stores, nightclubs, group purchases and customization, and has outstanding channel control capabilities;

5. Recognize and actively cooperate with the company’s effective business policy, market strategy and operation mode;

6. It has an independent legal personality, with fixed business premises, storage premises, distribution vehicles and sales teams.

5. Party A’s rights and obligations

1. Party A guarantees that the products provided meet the quality and hygiene standards stipulated by the state;

2. Party A provides a full set of legal business procedures for Party A’s series of wines sold by Party B;

3. Party A provides high-quality services to Party B in terms of arranging product delivery and after-sales service;

4. Party A is obliged to provide correct and scientific guidance to Party B’s business operation and inventory management. With the development of cooperation between the two parties and the development requirements of the market at different stages, Party A will establish and improve the sales system, settlement system, logistics. Provide technical guidance to Party B in system and other aspects;

5. Party A is obliged to maintain Party B’s sales channels and price stability;

6. In order to ensure the market resources of Party B, Party A shall not sell or sub-authorize others to sell products within the authorized area of Party B (except for the products of Party A that are not authorized to be sold by Party B), but Party A shall use the e-commerce platform and except for its associated offline channels selling its own products;

7. Party A is obliged to assist Party B to formulate a sales promotion plan and assist Party B to carry out market promotion;

8. If Party B needs to exchange products due to market reasons, it needs to apply one month in advance. The exchange of products will not affect the secondary sales, and the total amount of each exchange should not exceed RMB 10,000 dollars, and the freight shall be borne by Party B.

6. Party B’s rights and obligations

1. Party B’s rights

(1) enjoy the right to sell the designated products in the designated area as stipulated in this contract;

(2) enjoy the rights stipulated in all reward clauses of Party A’s marketing plan;

(3) During the operation of Party A’s series of wines, Party B has the right to put forward opinions and suggestions on the internal quality and outer packaging quality of the products.

2. Party B’s obligations

(1) Party A shall provide Party A with legal and valid business certificates such as business licenses, and shall strictly abide by relevant national laws and regulations and industry norms, and conduct law-abiding operations;

(2) Party B shall sell the series of products planned by Party A in accordance with the regions and guide prices specified in the contract, and cross-regional sales and low-price sales are strictly prohibited; the first time a warning is raised, and Party B shall repurchase and dump the products at the market price; the second time It is found that, except for the deduction of Party B’s security deposit, Party A reserves the right to recover losses to Party A caused by Party B’s destruction of the market price;

(3) Party B must sell Party A’s products according to Party A’s requirements;

(4) Strictly abide by Party A’s marketing plan on the maintenance of marketing order and related regulations;

(5) Party B is obliged to fully cooperate with the market management, market promotion, market expansion and other activities carried out by Party A;

(6) Party B shall actively cooperate with Party A’s business under the guidance of Party A, establish relevant distribution systems, carry out cargo distribution and network coverage services in strict accordance with Party A’s requirements, provide sufficient storage space for product turnover, and have the obligation to provide Party A with Provide original documents of the flow of goods truthfully;

(7) Consciously maintain the image and reputation of Party A and its products, handle complaints and related service requests from end-users of products in the agency area under the guidance of Party A, and cooperate with relevant departments in supervision and inspection;

(8) Party B shall provide Party A with relevant sales data and product information for Party A to analyze and formulate sales strategies;

(9) Party B shall not sell products that counterfeit or imitate Party A’s products. If Party B finds that the intellectual property rights attached to Party A’s sales commodities have been infringed by a third party, it is obliged to notify Party A;

(10) Party B shall not purchase Party A’s products through other channels and mix them with products directly supplied by Party A for sale, otherwise Party A has the right to terminate the cooperation.

(11) Before printing all kinds of publicity materials aimed at Party A, Party B must submit it to Party A for review and release it with the written permission of Party A;

(12) Party A shall not sign an economic contract with a third party or engage in other civil acts in the name of Party A, and Party A shall not be liable for any economic or civil disputes between Party B and any third party.

7. Product price adjustment

In order to fully protect the interests of distributors, Party A has the right to adjust product prices due to changes in the market environment, changes in supply and demand, government policies and other special circumstances, and Party A will strictly abide by the adjustment of the product price system. The following promises:

1. Ensure that the price adjustment information is notified to Party B seven working days before the official adjustment of the product price system.

2. Before the adjustment of the product price system (subject to the date of the official implementation of the new price system after the adjustment), Party B has already purchased, and Party A is not responsible for the price difference compensation for all the products after the price adjustment that Party B has purchased.

8. Delivery and settlement methods

1. Party B must submit the required list of goods seven days in advance.

2. Party A shall settle the settlement by cash on-the-spot and cash-on-delivery.

9. Logistics

1. The products required by Party B must notify Party A in writing seven days in advance, specifying the type, quantity and time of the goods to be ordered, so that Party A can arrange the delivery. Party A is responsible for timely delivery to the warehouse of Party B’s location (in the urban area), and Party B shall bear the freight.

2. If the goods supplied by Party A to Party B are damaged during transportation, Party B shall accept the goods on the spot when they receive the goods. The name and quantity of the damaged products shall be signed and approved by the shipping party, and shall be notified to Party A on the same day. After clear responsibility, deal with it.

10. Market Management

1. Staffing: Party B must maintain necessary professionals required for market operation in order to effectively develop the market and management.

2. The staff of Party A are strictly prohibited from borrowing things from Party B. If there is any occurrence, it is a private act, and Party A will not bear any responsibility and loss arising therefrom.

3. The cooperation policies provided by Party A are reflected in official written documents, and Party A does not recognize all oral commitments.

11. Liability for breach of contract

Party A and Party B must strictly abide by the terms stipulated in this agreement, and both parties shall not breach the contract. If one party breaches the contract and causes the other party’s economic loss, compensation shall be made according to the actual loss.

12. Dispute Resolution

Disputes arising from this contract or the performance of this contract shall be resolved through friendly negotiation, the negotiation between the two parties is invalid, and both parties agree to complete the lawsuit in the place where Party A’s company operates.

13. Effectiveness and continuation of the contract

1. This contract is valid from May 19, 2023 to May 18, 2024, a total of 1 year.

14. Other supplements

Party A (seal):	Party B (seal):

Address:	Address:

Legal representative:	Legal representative:

May 18, 2022	May 18, 2022

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